UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2005
Solexa, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)
25861 Industrial Blvd.
Hayward, California 94545
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (510) 670-9300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On March 7, 2005, Solexa, Inc., a Delaware corporation (formerly Lynx Therapeutics, Inc.) (“Registrant”), filed a Form 8-K to report, among other matters, the consummation of a business combination transaction with Solexa Limited, a company registered in England and Wales (“Solexa Limited”), on March 4, 2005. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, Registrant filed the required financial information on Form 8-K/A Amendment No. 1 on May 20, 2005. This Form 8-K/A Amendment No. 2 is being filed to disclose a change in Registrant’s registered public accounting firm resulting from the consummation of the business combination transaction on March 4, 2005.
Item 4.01. Changes in Registrant’s Certifying Accountant.
     Prior to consummation on March 4, 2005 of the business combination between Registrant, and Solexa Limited Registrant had engaged Ernst & Young LLP, Palo Alto, California, a limited liability partnership (the “US Auditors”), as Registrant’s independent registered public accounting firm. In addition, prior to the consummation of the business combination, Solexa Limited had engaged Ernst & Young LLP, Cambridge, England, a limited liability partnership registered in England and Wales (the “UK Auditors”), as its independent auditors. Following the consummation of the business combination, with the approval of the Audit Committee of the Board of Directors of Registrant, Registrant engaged the US Auditors as its registered independent public accounting firm for 2006 thereby effectively dismissing the UK Auditors as the Registrant’s independent auditor.
     Because Solexa Limited’s shareholders owned approximately 80% of Registrant’s common stock immediately following consummation of the business combination, Solexa Limited’s designees to the combined company’s board of directors represented a majority of the combined company’s directors and Solexa Limited’s senior management represented a majority of the initial senior management of the combined company, Solexa Limited was deemed to be the acquiring company for accounting purposes and Registrant’s continued engagement of the US Auditors was deemed to be a change in its certifying accountants since the historical financial statements of Registrant prior to the consummation of the business combination were that of Solexa Limited rather than those of Lynx Therapeutics, Inc. Moreover, although the UK Auditors and US Auditors are both members of Ernst & Young Global, it has been brought to Registrant’s attention that the UK Auditors and US Auditors are treated as different accounting firms for purposes of determining whether a change in a registrant’s certifying accountant has occurred under Item 304 of Regulation S-K. Accordingly, Registrant is reporting the change in its certifying accountant effective March 4, 2005.
     The reports of the UK Auditors on the financial statements for the fiscal years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     In connection with the UK Auditors’ audits for the fiscal years ended December 31, 2003 and 2004, and through the subsequent interim periods preceding their dismissal as Registrant’s independent registered public accounting firm, there were no disagreements with the UK Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the UK Auditors, would have caused the UK Auditors to make reference to the subject matter of such disagreements in connection with its reports.
     During the years ended December 31, 2003 and 2004, and through the subsequent interim periods, there were no “reportable events” requiring disclosure pursuant to paragraphs (a)(1)(v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.
     During Registrant’s fiscal years ended December 31, 2003 and 2004, and through the subsequent interim period prior to their engagement as Registrant’s independent registered public accounting firm, Registrant did not consult with the US Auditors regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
     Registrant has provided the UK Auditors and the US Auditors with a copy of this Form 8-K/A prior to its filing with the Securities and Exchange Commission. Registrant has requested that the UK Auditors furnish a letter addressed to the Securities and Exchange Commission stating whether the UK Auditors agree with the above statements. Registrant has also provided the US Auditors with the opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of Registrant’s expression of its views, or the respects in which it does not agree with the statements made by Registrant. Within ten (10) business days of the filing of this Current Report on Form 8-K/A, this Current Report on Form 8-K/A shall be amended to include as an exhibit a copy of the UK Auditors’ letter and the US Auditors’ letter, if any, to the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Solexa, Inc.
Dated: March 30, 2006	By:	/s/ Linda Rubinstein
		Name:	Linda Rubinstein
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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